Exhibit 31.1
CERTIFICATIONS

I, Michael V. Shustek, as the Chief Executive Officer of Vestin Realty Mortgage II, Inc. (successor to Vestin Fund II, LLC), certify that:

1.	I have reviewed this report on Form 10-K of Vestin Realty Mortgage II, Inc. (successor to Vestin Fund II, LLC);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Vestin Realty Mortgage II, Inc. (successor to Vestin Fund II, LLC) as of, and for, the periods presented in this report;

4.
Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-15(e) and 15d-15(e)) for Vestin Realty Mortgage II, Inc. (successor to Vestin Fund II, LLC) and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Vestin Realty Mortgage II, Inc. (successor to Vestin Fund II, LLC), including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any changes in Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) internal control over financial reporting that occurred during Vestin Realty Mortgage II, Inc’s. (successor to Vestin Fund II, LLC) most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) internal control over financial reporting.

5.
Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) Auditors and the Audit Committee of Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) Board of Directors (or persons performing the equivalent function):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) ability to record, process, summarize and report financial information; and

(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in Vestin Realty Mortgage II, Inc.’s (successor to Vestin Fund II, LLC) internal control over financial reporting.

Date: June 7, 2006

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer
Vestin Realty Mortgage II, Inc. (successor to Vestin Fund II, LLC)